EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm
The Chefs’ Warehouse, Inc.
Ridgefield, CT 06877
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 14, 2011, relating to the consolidated financial statements of Chefs’ Warehouse Holdings, LLC appearing in the Company’s Registration Statement on Form S-1, as amended (File No. 333-173445).
/s/ BDO USA, LLP
BDO USA, LLP
Melville, New York
August 2, 2011